             DIVERSIFIED CORPORATE RESOURCES, INC. AND SUBSIDIARIES

                                   EXHIBIT 21
                                  SUBSIDIARIES

Diversified Human Resources Group, Inc......................  Texas
Information Systems Consulting Corporation..................  Texas
Management Alliance Corporation.............................  Texas
Management Alliance Group of Independent Companies, Inc.....  Texas
Preferred Funding Corporation...............................  Texas
Train International, Inc....................................  Texas
Searchnet International, Inc................................  Texas
Texcel Services, Inc........................................  Texas
Geier Assessment and Performance Systems, Inc...............  Texas
MAGIC Northeast, Inc........................................  Delaware
MOUNTAIN, LTD...............................................  Maine
Mountain Services, Inc......................................  Delaware
Datatek Consulting Group Corporation........................  Texas

    All of the above listed companies are wholly owned subsidiaries.

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